FIRST PACTRUST BANCORP, INC. ANNOUNCES

ANTICIPATED CLOSING DATE FOR BEACH BUSINESS BANK MERGER

JUNE 14, 2012 — Irvine, California — First PacTrust Bancorp, Inc. (“Bancorp” or the “Company”) (Nasdaq: BANC), the holding company for Pacific Trust Bank (“Bank”), will host a conference call at 10:00 a.m. PDT (1:00 p.m. EST) on June 14, 2012.  On this call, Greg Mitchell (CEO – Pacific Trust Bank) and Robert Franko (CEO – Beach Business Bank) will discuss the merger with Beach Business Bank, which is anticipated to close on July 2, 2012.

To access the conference call, please dial (866) 509-2785. The related presentation slides in PDF format will be available in the Annual Reports & Presentations section of the Company’s Investor Relations Web site at www.firstpactrustbancorp.com.

For those unable to participate in the conference call, a recording of the call will be archived on the investor relations page of First PacTrust Bancorp’s website at www.firstpactrustbancorp.com for 90 days following the presentation.

First PacTrust Bancorp, Inc. is the parent holding company of Pacific Trust Bank and is headquartered in Irvine, California. Pacific Trust Bank provides a full range of banking products and services designed for small- to mid-sized businesses and their owners, real estate professionals and individuals interested in a comprehensive relationship with their financial institution.

 Pacific Trust Bank began operations in 1941 and has since grown to $1.1 billion assets as of March 31, 2012. The financial institution is headquartered in Orange County, California and currently operates 14 deposit taking offices primarily serving San Diego, Orange, Riverside and Los Angeles counties and one loan production office in Los Angeles county. The Bank provides customers with the convenience of 28,000 fee-free ATM locations through the CO-OP ATM Network

Additional information concerning First PacTrust Bancorp, Inc. can be accessed at www.firstpactrustbancorp.com.

Source: First PacTrust Bancorp, Inc.

Contact:

First PacTrust Bancorp, Inc.

Gregory A. Mitchell, President and CEO

Phone: (949) 236-5200

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